Exhibit 10.1
NON-REVOLVING
LINE OF CREDIT AGREEMENT

            This Non-Revolving Line of Credit Agreement (this “Agreement”) is made and entered into on August 30, 2015 (the “Execution Date”) and effective for all purposes as of August 28, 2015 (the “Effective Date”) by and between Silver Star Oil Company, a [Texas Corporation] (the “Investor”) and Lucas Energy, Inc., a Nevada corporation (the “Company”).

            WHEREAS, the Company desires to sell to the Investor and the Investor desires to purchase from the Company, from time to time, upon the terms and subject to the conditions contained herein, Convertible Promissory Notes (as defined below); and

            WHEREAS, such investments will be made in reliance upon the provisions of Regulation D (“Regulation D”) of the Securities Act of 1933, as amended, and the regulations promulgated thereunder (the “Securities Act”), and or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

            NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I.
DEFINITIONS AND OTHER MATTERS

Section 1.1             Incorporation of Recitals. It is expressly agreed that the recitals to this Agreement are incorporated herein and made an operative part of this Agreement.

Section 1.2             Defined Terms. As used in this Agreement, the following terms shall have the following meanings. Other capitalized terms are defined elsewhere herein.

(a)           “Advance” shall mean the portion of the Commitment Amount requested by the Company in the Advance Notice.

(b)           “Advance Date” shall mean the date the Company is in receipt of the funds from the Investor. No Advance Date shall be less than five (5) Business Days after an Advance Notice Date unless otherwise agreed in writing by the Investor.

(c)           “Advance Notice” shall mean a Written Notice to the Investor setting forth the Advance amount that the Company requests from the Investor and the Advance Date.

(d)           “Advance Notice Date” shall mean each date the Company delivers to the Investor an Advance Notice requesting the Investor to advance funds to the Company, subject to the terms of this Agreement.

(e)           “Affiliate” of any specified Person means any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person.

Non-Revolving Secured Line of Credit Agreement

(f)           “Business Day” shall mean any day except Saturday, Sunday or any other day on which commercial banks located in Houston, Texas are closed for business.

(g)           “Capital Stock” shall mean: (a) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including shares of preferred or preference stock and (b) all equity or ownership interests in any Person of any other type, including any securities convertible into or exchangeable for any of the foregoing or any options, warrants or other rights to subscribe for, purchase or acquire any of the forgoing.

(h)           “Change of Control” means (i) the adoption of a plan of merger or consolidation of the Company with any other Person as a result of which the holders of the voting capital stock of the Company as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation or entity; (ii) the approval by the Board of Directors of the Company of an agreement providing for the sale or transfer of substantially all the assets of the Company; (iii) a majority of the members of the Incumbent Board are replaced by directors who were not nominated or elected by the Incumbent Board (the current directors and directors later nominated or elected by a majority of such directors are referred to as the “Incumbent Board”); or (iv) in the absence of a prior expression of approval by the Board of Directors, the acquisition of more than 33% of the Company’s voting capital stock by any person within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (other than the Company or a Person that directly or indirectly controls, is controlled by, or is under common control with, the Company), in each case unless approved by the written consent of the Investor.

(i)           “Commitment Amount” shall mean the aggregate amount not to exceed Two Million Four Hundred Thousand Dollars ($2,400,000) which the Investor has agreed to provide to the Company, subject to the terms of this Agreement, in order to purchase Convertible Notes pursuant to the terms and conditions of this Agreement.

(j)           “Commitment Period” shall mean the period commencing on the Effective Date and expiring on the earliest to occur of: (i) the date on which the Investor shall have made payment of Advances pursuant to this Agreement in the aggregate amount of the Commitment Amount; (ii) the date that a Change of Control occurs; and (ii) October 31, 2016.

(k)           “Common Stock” shall mean the Company’s common stock, par value $0.001 per share.

(l)           “Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any contract, agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

Non-Revolving Secured Line of Credit Agreement

(m)           “Control” means, when used with respect to any specified Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(n)           “Conversion Shares” shall mean those shares of Common Stock (or equity securities of any successor to the Company, as the case may be), which may be received by the Investor upon conversion of the Convertible Notes in accordance with the terms hereof and the Convertible Notes.

(o)           “Convertible Notes” shall mean the Convertible Promissory Notes provided to Investor from time to time by the Company in order to evidence and memorialize Advances hereunder, which shall be in the form of Exhibit A attached hereto, and shall be governed by their terms and this Agreement.

(p)           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(q)           “GAAP” means generally accepted accounting principles in the United States of America as applied consistently with the past practices of the Company.

(r)           “Governmental Authority” shall mean any government or any state, department or other political subdivision thereof, or any governmental body, agency, authority or instrumentality in any jurisdiction exercising executive, legislative, regulatory or administrative functions of or pertaining to government.

(s)           “Listing Condition” means that (i) the Company’s Common Stock continues to trade on the NYSE MKT after August 28, 2015; (ii) the NYSE MKT either (A) confirms the extension of the period the Company is required to regain compliance with applicable NYSE MKT listing standards; or (B) confirms the Company is back in compliance with applicable NYSE MKT listing standards on or within five (5) days after August 28, 2015; and (iii) on the applicable date of determination, the Company’s common stock continues to trade on the NYSE MKT.

(t)           “Person” shall mean an individual, a corporation, limited liability company, a general or limited partnership, an association, a trust or other entity or organization, including any Governmental Authority.

(u)           “Principal Market” means initially, the NYSE MKT, and shall also include the OTCQB market, the NASDAQ Capital Market, the New York Stock Exchange, the NASDAQ National Market, or the OTC Pink Sheets market, whichever is at the time the principal trading exchange or market for the Common Stock, based upon share volume.

(v)           “Requirement of Law” shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject.

Non-Revolving Secured Line of Credit Agreement

(w)           “SEC” shall mean the Securities and Exchange Commission.

(x)           “Shareholder Approval” means the approval by the shareholders of the Company, as required pursuant to applicable rules and regulations of the NYSE MKT, of the issuance of shares of Common Stock upon the Conversion of the Convertible Notes; and such other terms and conditions as may be required by the NYSE MKT or the SEC in connection therewtih.

(y)           “Written Notice” means any representation of words, letters, symbols, numbers, or figures, whether (i) printed in or inscribed on a tangible medium or (ii) stored in an electronic form or other medium, retrievable in a perceivable form, and regardless of whether an electronic signature authorized or attached thereto.

ARTICLE II.
ADVANCES
Section 2.1            General.

(a)           Upon the terms and conditions set forth in this Agreement, on any Advance Notice Date the Company may request an Advance by the Investor by the delivery of an Advance Notice; provided, however, that the total amount of Advances hereunder (including any Advances repaid or otherwise satisfied) shall not exceed the Commitment Amount.

(b)           Notwithstanding the requirements of Section 2.1(a), above, assuming the Listing Condition is met on such date, the Investor shall make an Advance of $200,000 to the Company on October 1, 2015 (the “Initial Advance”) and the Commitment Amount shall be reduced by the amount of the Initial Advance. The Company agrees to issue the Investor a Convertible Note in the amount of $200,000 evidencing such Initial Advance within two (2) Business Days of the receipt of such Initial Advance amount.

(c)           This Agreement shall automatically expire and terminate and be of no force and effect (provided any Convertible Notes sold prior to such Termination Date shall remain outstanding pursuant to their terms) in the event the Listing Condition is not met on any date during the Commitment Period (such date, the “Termination Date”).

Section 2.2             Mechanics.

(a)           Advance Notice. At any time during the Commitment Period, the Company may deliver an Advance Notice to the Investor, subject to the conditions set forth in this Agreement. The amount of each individual Advance made pursuant to this Agreement shall not be more than $200,000 in any thirty (30) day period (the “Advance Limit”), unless otherwise agreed in writing by the Investor. The aggregate amount of all Advances pursuant to this Agreement shall not exceed the Commitment Amount.

Non-Revolving Secured Line of Credit Agreement

(b)           Date of Delivery of Advance Notice. An Advance Notice shall be deemed delivered on the Business Day it is received by facsimile or email by the Investor if such notice is received prior to 5:00 pm Central Standard Time or the immediately succeeding Business Day if it is received by facsimile or email after 5:00 pm Central Standard Time on a Business Day or at any time on a day which is not a Business Day.

Section 2.3            Closings. The Investor shall deliver each Advance to the Company by wire transfer of immediately available funds on the applicable Advance Date. Within five (5) Business Days of each such Advance Date, the Company shall deliver to the Investor an executed Convertible Note evidencing the amount of the Advance. In addition, on or prior to the Advance Date, each of the Company and the Investor shall deliver to each other all documents, instruments and writings required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein. Neither the Convertible Notes nor the Conversion Shares thereunder so delivered shall be registered with the SEC.

Section 2.4            Conditions to Advances. The Investor agrees to advance to the Company the amount specified in any Advance Notice delivered by the Company subject to the following conditions precedent and the other terms and conditions set forth in this Agreement, each of which may be waived in the discretion of the Investor (it being understood and agreed that the following conditions will be deemed waived or satisfied by, respectively, the Investor and the Company in connection with the Initial Advances):

(a)           no Event of Default (as defined in the Convertible Notes) shall have occurred or be continuing, nor shall have any event occurred or condition existed which, with the giving of notice or passing of time or both, would constitute an Event of Default;

(b)           no event of default or breach on the part of the Company shall have occurred or be continuing under any other agreement between the Company and the Investor or any Affiliate of the Investor;

(c)           the Conversion Shares underlying the Convertible Notes issued in connection with such Advance have been duly reserved for future issuance on the books and records of the Company;

(d)           the Company shall have obtained all material permits and qualifications required by any applicable state for the offer and sale of the Conversion Shares, including the approval of the NYSE MKT, or shall have the availability of exemptions therefrom. The sale and issuance of the Conversion Shares shall be legally permitted by all laws and regulations to which the Company is subject;

Non-Revolving Secured Line of Credit Agreement

(e)           each of the representations and warranties made by the Company pursuant to this Agreement (or in any amendment, modification or supplement hereto or thereto) shall, except to the extent that they relate to a particular date, be true and correct in all material respects on and as of such date as if made on and as of the applicable Advance Date;

(f)           the Listing Condition shall be met;

(g)           the Company shall have complied with each and every covenant and agreement applicable to it contained in this Agreement as of the applicable Advance Date;

(h)           not more than thirty (30) days shall have passed since the receipt by the Company of a notice of default in connection from any applicable debt holder(s) of the material default of any of any debt obligations which separately or in aggregate have a value in default of more than $50,000; and

(i)           the Company shall have provided the Investor all information reasonably requested by the Investor regarding the Company.

Section 2.5           Convertible Note Terms. Unless otherwise agreed in writing between the Company and the Investor, each Convertible Note shall be in the form of Convertible Note attached hereto as Exhibit A, shall be due on October 1, 2016, unless otherwise agreed between the parties, and shall accrue interest at the rate of 6% per annum until paid in full, except that upon the occurrence of an event of default under the Convertible Notes, shall accrue interest at the rate of 15% per annum.

Section 2.6           Convertible Notes as Securities. The Company and the Investor each confirm that it is their intention that the Convertible Notes constitute “securities” as defined under Section 2(a)(1) of the Securities Act and that the Investor, through the transactions set forth in this Agreement, including, but not limited to the purchase of the Convertible Notes, is seeking an investment return/profit, whereas the Company, through its sale of the Convertible Notes, is seeking to raise money for general business use.

Section 2.7           Forced Advances.  Notwithstanding the terms and conditions of this Article II, the Investor may, at any time, with at least ten (10) days prior notice to the Company, waive the Advance Limit, and force the Company to sell Convertible Notes to the Investor in the aggregate amount of the Commitment Amount less the principal amount of any Convertible Notes previously sold by the Company to the Investor pursuant to the terms of this Agreement (a “Forced Advance”).  In the event the Investor shall request a Forced Advance, the Company shall take whatever action necessary to promptly issue the Investor Convertible Notes evidencing the amount of the Forced Advance, upon receipt of such funding by the Investor.

Non-Revolving Secured Line of Credit Agreement

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF INVESTOR

Investor hereby represents and warrants to, and agrees with, the Company that the following are true and as of the date hereof and as of each Advance Date (collectively, the “Representations”):

Section 3.1            Organization and Authorization. The Investor is duly incorporated or organized and validly existing in the jurisdiction of its incorporation or organization and has all requisite power and authority to purchase and hold the securities issuable hereunder. The decision to invest and the execution and delivery of this Agreement by such Investor, the performance by such Investor of its obligations hereunder and the consummation by such Investor of the transactions contemplated hereby have been duly authorized and requires no other proceedings on the part of the Investor. The Investor has the right, power and authority to execute and deliver this Agreement and all related instruments. This Agreement has been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 3.2            Accredited Investor. The Investor is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act.

Section 3.3            Investment Experience; Access; Investigation.

(a)           Access to Information. The Investor, in making its investment decision hereunder, represents that: (a) it has read, reviewed and relied solely on the publicly available information concerning the Company and any independent investigation made by it and its representatives, if any; (b) it has been afforded an opportunity to request from the Company to review, and has received, all additional information requested from the Company, (c) it acknowledges that no person has been authorized to give any information or to make any representation concerning the Company, the Convertible Notes or the Conversion Shares, other than as contained in this Agreement, and if given or made, any such other information or representation has not been relied upon as having been authorized by the Company.

(b)           Reliance on Own Advisors. The Investor has relied on the advice of, or has consulted with, its own tax, investment, legal or other advisors and has not relied on the Company, or any of its officers, directors, attorneys, accountants, representatives, agents, or advisors for any advice, except to the extent of information made publicly available by the Company including the Company’s SEC filings.

Non-Revolving Secured Line of Credit Agreement

(c)           Capability to Evaluate. The Investor has such knowledge and experience in financial and business matters, either directly or through its representatives or advisors, that it is capable of evaluating the merits and risks of the prospective investment, which risks are substantial.

(d)           Ability to Bear Economic Risk. The Investor understands and acknowledges that an investment in the Convertible Notes and Conversion Shares involves a high degree of risk. The Investor acknowledges that it has the ability to bear the economic risk of its investment pursuant to this Agreement.

(e)           Investment; No Distribution. The Investor is acquiring the Convertible Notes and will acquire the Conversion Shares solely for the Investor’s own account for investment purposes as a principal and not with a view to the resale or distribution of all or any part thereof. The Investor is aware that there may be legal and practical limits on the Investor’s ability to sell or dispose of the Convertible Notes or any of the Conversion Shares and, therefore, that the Investor must bear the economic risk of its investment for an indefinite period of time. The Investor acknowledges that it is possible that the Investor may incur a total loss of its investment. The Investor has adequate means of providing for the Investor’s current needs and possible contingencies and does not have a need for liquidity of this investment. The Investor’s commitment to illiquid investments, including the investments provided for herein, is reasonable in relation to the Investor’s net worth.

(f)           No General Solicitation. None of the Convertible Notes or the Conversion Shares were offered to the Investor through, and the Investor is not aware of, any form of general solicitation or general advertising with respect to this Agreement and the transactions contemplated hereby, including, without limitation: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or via the Internet, and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. The Investor further understands that the Company is relying in part on this representation to ensure compliance with the Securities Act.

Non-Revolving Secured Line of Credit Agreement

(g)           Restrictions and Legend. Investor understands that the Convertible Note and any Conversion Shares issuable upon conversion of the Convertible Notes have not been registered under the Securities Act or registered or qualified under any securities laws of any state or other jurisdiction, are “restricted securities,” and cannot be resold or otherwise transferred unless they are registered under the Securities Act, and registered or qualified under any other applicable securities laws, or an exemption from such registration and qualification is available. Prior to any proposed transfer of any Convertible Note or any Conversion Shares, Investor shall, among other things, give Written Notice to the Company of its intention to effect such transfer, generally identifying the transferee and describing the manner of the proposed transfer and, if requested by the Company, accompanied by (i) investment representations by the transferee similar to those made by Investor in this Article III and (ii) an opinion of counsel satisfactory to the Company to the effect that the proposed transfer may be effected without registration under the Securities Act and without registration or qualification under applicable state or other securities laws. Each Convertible Note and each certificate issued to evidence any Conversion Shares shall bear a legend as follows (unless or until the Investor has provided the Company a reasonably acceptable form of opinion that such Conversion Shares are not required to bear such legend, and/or can be sold pursuant to an exemption from registration under the Securities Act):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) THE CORPORATION SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, SATISFACTORY TO COUNSEL FOR THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED UNDER ANY SUCH ACTS.

Section 3.4            Brokers. No broker or finder has acted for the Investor in connection with this Agreement or the transactions contemplated thereby, and no broker or finder is entitled to any brokerage or finder’s fees or other commission in respect of such transactions based in any way on agreements, arrangements or understandings made by or on behalf of the Investor.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents, warrants and covenants to the Investor as of the date hereof and each Advance Date that:

Section 4.1            Existence. The Company: (a) is duly organized, validly existing and in good standing under the laws of the State of Nevada and (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged.

Section 4.2            Power; Authorization; Enforceable Obligations. The Company: (i) has the power and authority, and the legal right, to make, deliver and perform this Agreement and to issue the Convertible Notes and Conversion Shares hereunder (and under the Convertible Notes), (ii) has taken all necessary action to authorize the execution, delivery and performance of this Agreement, the sale of the Convertible Notes and the issuance of the Conversion Shares on the terms and conditions of this Agreement and under the circumstances provided for herein, except for the approval of the NYSE MKT which will be received prior to the sale of any Convertible Notes hereunder. Except as has been disclosed to the Investor or is set forth above, no consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of the Company in connection with the execution, delivery, performance, validity or enforceability of this Agreement, the sale of the Convertible Notes or the conversion of the Convertible Notes into the Conversion Shares on the terms and under the circumstances provided for herein and in the Convertible Notes. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Non-Revolving Secured Line of Credit Agreement

Section 4.3            No Legal or Contractual Bar. The execution, delivery and performance of this Agreement by the Company, the sale of the Convertible Notes, the issuance of the Conversion Shares upon conversion of the Convertible Notes and the use of the proceeds thereof by the Company: (a) do not and will not violate any Requirement of Law or Contractual Obligation of the Company or permit the acceleration of any obligation of the Company pursuant to any such Contractual Obligation and (b) do not and will not result in, or require, the creation or imposition of any lien or encumbrance on any of the Company’s properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

Section 4.4            Litigation. Other than matters adequately covered by existing insurance or for which the Company is indemnified (subject only to reasonable and customary deductibles) there are no: (i) actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of the Company, threatened against the Company or (ii) judgments, injunctions, writs, rulings or orders by any Governmental Authority against the Company.

Section 4.5            Compliance with Laws. The Company has obtained all material approvals required by any Governmental Authority to carry on its business as now being conducted. Each of such approvals is in full force and effect and the Company is in compliance in all material respects with the terms and conditions of such approvals, and is also in compliance in all material respects with all other provisions of any applicable environmental law.

Section 4.6            Brokers. No broker or finder has acted for the Company in connection with this Agreement or the transactions contemplated thereby, and no broker or finder is entitled to any brokerage or finder’s fees or other commission in respect of such transactions based in any way on agreements, arrangements or understandings made by or on behalf of the Company.

Non-Revolving Secured Line of Credit Agreement

Section 4.7            Outstanding Convertible Notes. The Company represents to Investor that currently there are no currently outstanding Convertible Notes of the Company.

ARTICLE V.
INDEMNIFICATION

Section 5.1            Indemnification.

(a)           In consideration of the Investor’s execution and delivery of this Agreement, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor, and all of its Affiliates, officers, directors, partners, employees and agents (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to: (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby (including, but not limited to the Convertible Notes), (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby (including, but not limited to the Convertible Notes), or (c) any cause of action, suit or claim brought or made against such Investor Indemnitee not arising out of any action or inaction of an Investor Indemnitee, and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Investor Indemnitees (including, but not limited to the Convertible Notes). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

(b)           In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Investor’s other obligations under this Agreement, the Investor shall defend, protect, indemnify and hold harmless the Company and all of its Affiliates, officers, directors, shareholders (other than the Investor), employees and agents (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to: (a) any misrepresentation or breach of any representation or warranty made by the Investor in this Agreement or any instrument or document contemplated hereby or thereby executed by the Investor, (b) any breach of any covenant, agreement or obligation of the Investor(s) contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Investor, or (c) any cause of action, suit or claim brought or made against such Company Indemnitee based on misrepresentations or due to a breach by the Investor and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Company Indemnitees. To the extent that the foregoing undertaking by the Investor may be unenforceable for any reason, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

Non-Revolving Secured Line of Credit Agreement

(c)           The obligations of the parties to indemnify or make contribution under this Article V shall survive termination of this Agreement.

ARTICLE VI.
OTHER COVENANTS AND REQUIREMENTS OF THE PARTIES

Section 6.1           Company Requirements. The Company agrees to the following covenants and requirements in addition to the other terms and conditions of this Agreement:

(a)           Requirement to Seek Shareholder Approval.  At any time after the date the Initial Advance is made, in the event the Company or the NYSE MKT requires such approval, the Investor may, with written notice to the Company, request the Company seek Shareholder Approval (the “Shareholder Approval Request”). Within forty-five (45) days of the Shareholder Approval Request, the Company shall file all the required documents with the SEC necessary to seek the Shareholder Approval.

(b)           Corporate Existence. The Company will take all steps necessary to preserve and continue the corporate existence of the Company.

(c)           Sale of the Convertible Notes. The sale of the Convertible Notes shall be made in accordance with the provisions and requirements of Regulation D or Regulation S and any applicable state securities law.

(d)           Rogers Approval. The Company shall have no obligation hereunder and this Agreement shall not be binding on the Company until or unless the terms and conditions hereof; and/or the Company’s entry into this Agreement, have been approved by Rogers (as defined below).

Section 6.2            Investor Requirements. The Investor agrees to the following covenants and requirements in addition to the other terms and conditions of this Agreement:

(a)           Rogers Approval. The Investor shall have no obligation hereunder and this Agreement shall not be binding on the Investor until or unless all the terms and conditions hereof, and/or the Company’s entry into this Agreement, have been approved by Rogers.

Non-Revolving Secured Line of Credit Agreement

ARTICLE VII.
AFFIRMATIVE COVENANTS

The Company hereby agrees that, from and after the date hereof and so long as (a) any Convertible Notes remain outstanding; or (b) any Conversion Shares remain unsold by the Investor, the Company shall:

Section 7.1            Conduct of Business; Maintenance of Existence; Compliance with Laws. Continue to engage in business of the same general type as conducted by the Company on the Effective Date, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of the business of the Company. The Company shall do or cause to be done all things necessary to ensure compliance by the Company in all material respects with all creditors, applicable statutes, regulations and orders of, and all applicable restrictions imposed by, any Governmental Authority (including those with jurisdiction over matters pertaining to the environment and hazardous materials).

Section 7.2            Maintenance of Properties and Books and Records. (a) Maintain, preserve, protect and keep its material properties in good repair, working order and condition (ordinary wear and tear excepted), and make reasonable, necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times consistent with its past practices, and (b) maintain a standard system of accounting that enables it timely to produce financial statements in accordance with GAAP.

Section 7.3            Maintenance of Insurance. Maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies of similar size engaged in similar businesses and owning similar properties in the same general areas in which the Company operates.

Section 7.4            Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its articles of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or any Convertible Notes, and will at all times in good faith carry out all of the provisions of this Agreement and the Convertible Notes and take all action as may be required to protect the rights of the Investor under this Agreement and the Convertible Notes. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon conversion of the Convertible Notes above the Conversion Price (as defined therein) then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of the Convertible Notes, and (iii) shall, so long as any of the Convertible Notes are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Convertible Notes, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Convertible Notes then outstanding (without regard to any limitations on conversion).

Non-Revolving Secured Line of Credit Agreement

Section 7.5            Change in Nature of Business. The Company shall not, and the Company shall cause each of its subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by the Company and each of its subsidiaries on the Effective Date or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose.

Section 7.6            Preservation of Existence, Etc. The Company shall maintain and preserve, and cause each of its subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

Section 7.7            Maintenance of Insurance. The Company shall maintain, and cause each of its subsidiaries to maintain insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

Section 7.8            Transactions with Affiliates. The Company shall not, nor shall it permit any of its subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate, except in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an affiliate thereof.

Section 7.9             Distributions on Capital Stock. So long as the Company shall have any obligation under this Agreement or the Convertible Notes, the Company shall not without the Investor’s written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders’ rights plan which is approved by a majority of the Company’s disinterested directors.

Non-Revolving Secured Line of Credit Agreement

Section 7.10            Restriction on Stock Repurchases. So long as the Company shall have any obligation under this Agreement or the Convertible Notes, the Company shall not without the Investor’s written consent redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Company or any warrants, rights or options to purchase or acquire any such shares.

Section 7.11            Advances and Loans. So long as the Company shall have any obligation under this Agreement or the Convertible Notes, the Company shall not, without the Investor’s written consent, lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Company, except loans, credits or advances (a) in existence or committed on the date hereof and which the Company has informed Investor in writing prior to the date hereof, or (b) made in the ordinary course of business in an arm’s-length transaction.

Section 7.12            Notice of Events. So long as the Company shall have any obligation under this Agreement or the Convertible Notes, the Company shall not, without first receiving the written consent of the Investor:

(a)           Increase or decrease the total number of authorized shares of Common Stock or preferred stock of the Company;

(b)           Designate any series of preferred stock;

(c)           Amend any provision of the Company’s Articles of Incorporation, Bylaws or similar governing documents;

(d)           Issue, or agree to issue, in any transaction or series of transactions more than 10% of the Company’s outstanding voting securities in any 180 day period (except in connection with securities convertible or exercisable for Common Stock on the Execution Date which shall not be included in such calculation);

(e)           Affect any forward or reverse stock split, or combine or subdivide the Company’s outstanding Common Stock; and

(f)           Effect an exchange, reclassification, or cancellation of all or a part of the Common Stock.

Section 7.13            Reports. The Company shall mail to the Investor (and each Holder of the Convertible Notes) those reports, proxy statements and other materials that it mails to all of its holders of Common Stock.

Non-Revolving Secured Line of Credit Agreement

Section 7.14            Notices of Record Date. Notwithstanding the other requirements of this Agreement or the Convertible Notes, in the event that the Company shall propose at any time:

(a)           to declare any distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

(b)           to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

(c)           to voluntarily liquidate or dissolve or to enter into any transaction deemed to be a liquidation, dissolution or winding up of the Company;

then, in connection with each such event, this Company shall send to the Investor (and each Holder of the Convertible Notes) at least ten (10) Business Days’ prior written notice of a record date for such transaction described above (and specifying the date on which the holders of Common Stock shall be entitled thereto and, if applicable, the amount and character of any distribution provided for above) or for determining rights to vote in respect of the matters referred to above.

ARTICLE VIII.
MISCELLANEOUS

Section 8.1            Amendments. This Agreement and any terms hereof may not be amended, supplemented or modified except pursuant to a writing signed by both the Investor and the Company.

Section 8.2            Notices. All notices, requests and demands to or upon the respective parties hereto shall be sent to the addresses set forth on the signature page hereof (as such may be revised by the parties from time to time with not less than ten (10) days prior Written Notice) and shall be in writing (including by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered: (a) by hand, upon receipt or (b) three (3) days after being deposited in the mail, certified mail postage prepaid, or (c) in the case of a facsimile transmission notice, when received (with confirmation of receipt), or (d) in the case of delivery by a nationally recognized overnight courier, when received, in each case addressed to such addresses or fax number as may be hereafter notified by the respective parties hereto.

Section 8.3            Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Agreement and the Convertible Notes shall be cumulative and in addition to all other remedies available under t this Agreement and the Convertible Notes at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Investor’s (or any holder of the Convertible Notes) right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Agreement or the Convertible Notes. The Company acknowledges that a breach by it of its obligations under this Agreement or the Convertible Notes will cause irreparable harm to the Investor and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Investor shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Investor that is requested by the Investor to enable the Holder to confirm the Company’s compliance with the terms and conditions of this this Agreement and the Convertible Notes.

Non-Revolving Secured Line of Credit Agreement

Section 8.4            No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person or entity not a party hereto, except for Frank & McNear, LLC.

Section 8.5            Waiver. Any waiver or any breach of any of the terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or of any other term or condition, nor shall any failure to insist upon strict performance or to enforce any provision hereof on any one occasion operate as a waiver of such provision or of any other provision hereof or a waiver of the right to insist upon strict performance or to enforce such provision or any other provision on any subsequent occasion. Any waiver must be in writing.

Section 8.6            Successors and Assigns. The Company may not assign its rights or obligations under this Agreement without the consent of the Investor. The Investor may assign any of its rights or obligations under this Agreement, the ability to make Advances hereunder, and/or any Convertible Notes (subject where applicable to federal securities laws), to any Person (including, but not limited to Affiliates or related parties of the Investor), with written notice to the Company and the Company shall have no ability to restrict or condition such assignment (subject where applicable to compliance with applicable federal securities laws). This Agreement shall be binding upon and inure to the benefit of the Company and the Investor and their respective successors and permitted assigns.

Section 8.7           Further Assurances. Each party hereto, at the reasonable request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

Section 8.8            Captions. The captions of the Sections and Articles of this Agreement have been inserted for convenience only and shall have no substantive effect.

Section 8.9            Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 8.10           Governing Law. This Agreement and any note and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Texas without regard to any conflicts of law provisions thereof. The parties hereby consent and agree that, in any actions predicated upon this Agreement or any Convertible Note, venue is properly laid in Texas and that the Circuit Court in and for Houston, Texas, shall have full subject matter and personal jurisdiction over the parties to determine all issues arising out of or in connection with the execution and enforcement of this Agreement and any Convertible Note.

Non-Revolving Secured Line of Credit Agreement

Section 8.11           Waiver of Jury Trial. To the extent not prohibited by applicable law which cannot be waived, each of the Company and the Investor hereby waives, and covenants that it will not assert (whether as plaintiff, defendant or otherwise), any right to trial by jury in any forum in respect of any issue, claim, demand, action, or cause of action arising out of or based upon this Agreement, the subject matter hereof, any note or the subject matter thereof, in each case whether now existing or hereafter arising and whether in contract or tort or otherwise. Each of the Company and the Investor acknowledge that it has been informed by the other parties hereto that the provisions of this section constitute a material inducement upon which such other parties have relied, are relying and will rely in entering into this Agreement. Any party may file an original counterpart or a copy of this section with any court as written evidence of the consent of the Company and the Investor to the waiver of its rights to trial by jury.

Section 8.12            No Presumption from Drafting. This Agreement has been negotiated at arm’s-length between persons knowledgeable in the matters set forth within this Agreement. Accordingly, given that all parties have had the opportunity to draft, review and/or edit the language of this Agreement, no presumption for or against any party arising out of drafting all or any part of this Agreement will be applied in any action relating to, connected with or involving this Agreement. In particular, any rule of law, legal decisions, or common law principles of similar effect that would require interpretation of any ambiguities in this Agreement against the party that has drafted it, is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to affect the intentions of the parties.

Section 8.13            Review and Construction of Documents. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the parties and their respective counsel.

Section 8.14            Waiver. The waiver by either party to this Agreement of a breach or violation or any provision hereof shall not operate as or be construed to be a waiver of any subsequent breach hereof.

Section 8.15            Construction. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, and references to the singular include the plural; (b) references to any gender include the other genders; (c) the words “include,” “includes” and “including” do not limit the preceding terms or words and shall be deemed to be followed by the words “without limitation”; (d) the terms “hereof”, “herein”, “hereunder”, “hereto” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) the terms “day” and “days” mean and refer to calendar day(s); (f) the terms “year” and “years” mean and refer to calendar year(s); and (g) all references in this Agreement to “dollars” or “$” shall mean United States Dollars. Unless otherwise set forth herein, references in this Agreement to (i) any document, instrument or agreement (including this Agreement) (A) includes and incorporates all exhibits, schedules and other attachments thereto, (B) includes all documents, instruments or agreements issued or executed in replacement thereof and (C) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time, and (ii) a particular law means such law as amended, modified, supplemented or succeeded, from time to time and in effect at any given time. All Article, Section, Exhibit and Schedule references herein are to Articles, Sections, Exhibits and Schedules of this Agreement, unless otherwise specified.

Non-Revolving Secured Line of Credit Agreement

Section 8.16            Counterparts, Effect of Facsimile, Emailed and Photocopied Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any Addendums hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .peg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party, each other party shall re execute the original form of this Agreement and deliver such form to all other parties. No party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Remainder of page left intentionally blank. Signature page(s) follows.]

Non-Revolving Secured Line of Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on their behalf as of the date first above written.

INVESTOR:
SILVER STAR OIL COMPANY
By:	/s/ John Chambers
Name:	John Chambers
Title:	Principal
Address: 3631 Fairmont St 101 Dallas, TX 75219 Fax: 214-444-8472 Email: info@silverstaroil.com
COMPANY:

LUCAS ENERGY, INC.

By:	/s/ Anthony C. Schnur
Name:	Anthony C. Schnur
Title: Address:	Chief Executive Officer 450 Gears Road, Suite 780, Houston, Texas 77067
Fax:	713-337-1510
Email:	tschnur@lucasenergy.com

Non-Revolving Secured Line of Credit Agreement

EXHIBIT A

THIS NOTE, AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE (THE “SECURITIES”) HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT” OR THE “SECURITIES ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE AND ANY SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE (EXCEPT AS OTHERWISE PROVIDED BELOW).

FORM OF CONVERTIBLE PROMISSORY NOTE

[$__________]	[__________] to be Effective [__________]
[Note #___]

FOR VALUE RECEIVED, Lucas Energy, Inc., a Nevada corporation (the “Company”), hereby promises to pay to the order of [_______________], and/or permitted assigns (the “Holder”), the aggregate principal amount of [_______________] ([$___________________])(“Principal”), together with interest on the unpaid principal amount hereof, upon the terms and conditions hereinafter set forth.

1.
Note Amount. This Convertible Promissory Note (this “Note”, “Promissory Note” or “Agreement”) evidences amounts payable by the Company to the Holder in connection with an Advance made pursuant to that certain Non-Revolving Line of Credit Agreement dated on or around August 30, 2015, but effective August 28, 2015, by and between the Company and the Holder (the “Line of Credit”). Certain capitalized terms used herein, but not otherwise defined shall have the meanings given to such terms in the Line of Credit and this Note shall be subject in all cases to the terms and conditions of the Line of Credit.

2.
Payment Terms. The Company promises to pay to Holder the balance of Principal, together with accrued and unpaid interest (which shall accrue until the Maturity Date) on October 1, 2016 (the “Maturity Date”), unless this Note is earlier prepaid as herein provided or earlier converted into Common Stock (as hereinafter defined) of the Company pursuant to Sections 4 hereof. All payments hereunder shall be made in lawful money of the United States of America. Payment shall be credited first to the accrued interest then due and payable and the remainder to Principal.

Secured Convertible Promissory Note
[Note #____]

3.
Interest. Interest on the outstanding portion of Principal of this Note shall accrue at a rate of six percent (6%) per annum. All past-due principal and interest (which failure to pay such amounts shall be defined herein as an “Event of Default”) shall bear interest at the rate of fifteen percent (15%) per annum until paid in full (the “Default Rate”). All computations of interest shall be made on the basis of a 360-day year for actual days elapsed.

a.
Notwithstanding any provision in this Note, the total liability for payments of interest and payments in the nature of interest, including all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the State of Texas or the applicable laws of the United States of America, whichever shall be higher (the “Maximum Rate”).

b.
In the event the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, which for any month or other interest payment period exceeds the Maximum Rate, all sums in excess of those lawfully collectible as interest for the period in question (and without further agreement or notice by, among or to the Holder the undersigned) shall be applied to the reduction of the principal balance, with the same force and effect as though the undersigned had specifically designated such excess sums to be so applied to the reduction of the principal balance and the Holder had agreed to accept such sums as a premium-free prepayment of principal; provided, however, that the Holder may, at any time and from time to time, elect, by notice in writing to the undersigned, to waive, reduce or limit the collection of any sums in excess of those lawfully collectible as interest rather than accept such sums as a prepayment of the principal balance. The undersigned does not intend or expect to pay nor does the Holder intend or expect to charge, accept or collect any interest under this Note greater than the Maximum Rate.

c.
If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or any other day on which national banks are not open for business, such payment shall be made on the next succeeding Business Day. “Business Day” means a day other than (i) a Saturday, (ii) a Sunday or (iii) a day on which commercial banks in Houston, Texas, are authorized or required to be closed for business.

4.	Holder’s Option to Convert this Note.

a.
At any time prior to the payment in full by the Company of this Note, the Holder shall have the option to convert the unpaid balance (Principal and accrued and unpaid interest, in each case subject to Section 4(l) and 4(m)) on this Note (or any portion thereof) into shares of Common Stock (the “Shares” and the “Common Stock”) of the Company (the “Conversion Option”) at the Conversion Price (each a “Conversion”). The “Conversion Price” shall equal $1.50 per Share;

b.
In order to exercise this Conversion Option, the Holder shall surrender this Promissory Note to the Company, accompanied by written notice of its intentions to exercise this Conversion Option, which notice shall set forth the amount of this Promissory Note to be converted, and the Shares due, which shall be in the form of Exhibit A, attached hereto (“Notice of Conversion”). The date that the Company receives the Notice of Conversion shall be defined as the “Conversion Date.” Within ten (10) Business Days of the Company’s receipt of the Notice of Conversion and this Note, the Company shall deliver or cause to be delivered to the Holder, written confirmation that the Shares have been issued in the name of the Holder (the “Share Delivery Deadline”). Notwithstanding anything to the contrary set forth in this Section 4, following conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full amount of the Note is being converted (in which event this Note shall be delivered to the Company following conversion thereof) or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Notice of Conversion) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the principal and interest converted and/or paid and/or adjusted (as the case may be) and the dates of such conversions and/or payments and/or adjustments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion;

Secured Convertible Promissory Note
[Note #____]

c.
If for any reason (including the operation of the adjustment provisions set forth in this Note), the Conversion Price on any date of Conversion of this Note shall not be lawful and adequate consideration for the issuance of the relevant Shares, then the Company shall take such steps as are necessary (including the amendment of its certificate of incorporation so as to reduce the par value of the Common Stock) to cause such Conversion Price to be adequate and lawful consideration on the date the payment thereof is due, but if the Company shall fail to take such steps, then the Company acknowledges that the Holder shall have been damaged by the Company in an amount equal to an amount, which, when added to the total Conversion Price for the relevant Shares, would equal lawful and adequate consideration for the issuance of such Shares, and the Company irrevocably agrees that if the Holder shall then forgive the right to recover such damages from the Company, such forgiveness shall constitute, and Company shall accept such forgiveness as, additional lawful consideration for the issuance of the relevant Shares;

d.
The Company shall at all times take any and all additional actions as are necessary to maintain the required authority to issue the Shares to the Holder, in the event the Holder exercises its rights under the Conversion Option;

e.	Payment to Company prior to Holder’s delivery of a Notice of Conversion shall terminate Holder’s option to convert;

f.
Conversion calculations pursuant to this Section 4, shall be rounded to the nearest whole share of Common Stock, and no fractional shares shall be issuable by the Company upon conversion of this Note. Conversion of this Note in full shall be deemed payment in full of this Note and this Note shall thereupon be cancelled;

g.
If the Company at any time or from time to time on or after the effective date of the issuance of this Note (the “Original Issuance Date”) effects a subdivision of its outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Company at any time or from time to time on or after the Original Issuance Date combines its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price then in effect immediately before the combination shall be proportionately increased;

h.
All Shares of Common Stock which may be issued upon Conversion of this Note will, upon issuance by the Company in accordance with the terms of this Note, be validly issued, free from all taxes and liens with respect to the issuance thereof (other than those created by the holders), free from all pre-emptive or similar rights and be fully paid and non-assessable;

i.
On the date of any Conversion, all rights of any Holder with respect to the amount of this Note converted, will terminate, except only for the rights of any such Holder to receive certificates (if applicable) for the number of Shares of Common Stock which this Note has been Converted;

j.
Unless the Shares are eligible to be issued as free trading shares pursuant to the requirements of Rule 144 or otherwise, which shall be determined by the Company in its reasonable discretion, prior to the issuance date of such Shares, such Shares shall be issued as restricted shares of Common Stock; and

k.
The Company shall not be required to pay any tax allocated or attributed to Holder which may be payable in respect to any transfer involved in the issue and delivery of shares of Common Stock upon Conversion in a name other than that in which the shares of the Note so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid. The Company shall withhold from any payment due whatsoever in connection with the Note any and all required withholdings and/or taxes the Company, in its sole discretion deems reasonable or necessary, absent an opinion from Holder’s accountant or legal counsel, acceptable to the Company in its sole determination, that such withholdings and/or taxes are not required to be withheld by the Company.

Secured Convertible Promissory Note
[Note #____]

l.

Notwithstanding anything herein to the contrary, the maximum number of shares of Common Stock to be issued in connection with the Conversion of this Note, and any other Notes issued in connection with the Line of Credit (“Other Notes”) shall not (i) exceed 19.9% of the outstanding shares of Common Stock immediately prior to the date of the Line of Credit, (ii) exceed 19.9% of the combined voting power of the then outstanding voting securities of the Company immediately prior to the date of the Line of Credit, in each of subsections (i) and (ii) before the issuance of the Common Stock upon conversion of this Note or the Other Notes, or (iii) otherwise exceed such number of shares of Common Stock that would violate applicable listing rules of the NYSE MKT in the event the Company’s shareholders do not approve the issuance of the Common Stock upon the conversion of this Note or the Other Notes, in each of (i) through (iii), only to the extent required by applicable NYSE MKT rules and guidance (the “Share Cap”). In the event the number of shares of Common Stock to be issued upon conversion of this Note or the Other Notes exceeds the Share Cap, then this Note and the Other Notes, or applicable portions thereof shall cease being convertible, and the Company shall instead repay such Note and Other Notes (or portions thereof) in cash, or if required, the Company shall first obtain the Stockholder Approval (as defined in the Line of Credit).

5.	Redemption. This Note may be redeemed by the Company by payment of the entire Principal and interest outstanding under this Note in cash to Holder.

a.
This Note may be prepaid in whole or in part at any time without penalty provided that the Company shall provide the Holder a minimum of thirty (30) days prior written notice before the date of the Company’s planned prepayment.

b.	Any partial prepayment shall be applied first to any accrued interest and then to any principal Loan amount outstanding.

Secured Convertible Promissory Note
[Note #____]

6.
Events of Default. If an Event of Default (as defined herein or below) occurs (unless all Events of Default have been cured or waived by Holder), Holder may, by written notice to the Company, declare the principal amount then outstanding of, and the accrued interest and all other amounts payable on, this Note to be immediately due and payable. The following events shall constitute events of default (“Events of Default”) under this Note, and/or any other Events of Default defined elsewhere in this Note shall occur:

(a)	the Company shall fail to pay, when and as due, the Principal or interest payable hereunder (or under any other outstanding Convertible Note issued by the Company and held by Holder); or
(b)
If there shall exist final judgments against the Company aggregating in excess of One Hundred Thousand Dollars ($100,000) and if any one of such judgments shall have been outstanding for any period of forty-five (45) days or more from the date of its entry and shall not have been discharged in full, released or stayed pending appeal; or

(c)
the Company shall have breached in any respect any term, condition, warrant, representation or covenant in this Note or the Line of Credit, and, with respect to breaches capable of being cured, such breach shall not have been cured within fifteen (15) days following the receipt of written notice of such breach by the Holder to the Company; or

(d)	a Change of Control shall have occurred without the prior written consent of the Holder; or
(e)	the Company fails to meet any deadlines or requirements set forth herein; or
(f)	the Company shall fail to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at any time the Company is subject to the Exchange Act; or
(g)	the Company shall cease to be subject to the reporting requirements of the Exchange Act; or
(h)	the Company shall take or fail to take steps which cause the Company’s securities to be ineligible for sale pursuant to Rule 144; or
(i)
the Company shall: (i) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or a trustee for it or a substantial portion of its assets; (ii) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation or statute of any jurisdiction, whether now or hereafter in effect; (iii) have filed against it any such petition or application in which an order for relief is entered or which remains undismissed for a period of ninety (90) days or more; (iv) indicate its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial portion of its assets; or (v) suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) days or more; or

Secured Convertible Promissory Note
[Note #____]

(j)	the Company shall take any action authorizing, or in furtherance of, any of the foregoing; or
(k)
the Company shall be in material default of any of its debt obligations which separately or in aggregate have a value in default of more than $50,000, and such default shall not have been cured within thirty (30) days following the receipt by the Company of a notice of default in connection therewith by the applicable debt holder(s).

In case any one or more Events of Default shall occur and be continuing, Holder may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. In case of a default in the payment of any principal of or premium, if any, or interest on this Note, the Company will pay to Holder such further amount as shall be sufficient to cover the reasonable cost and expenses of collection, including, without limitation, reasonable attorneys’ fees, expenses and disbursements. No course of dealing and no delay on the part of Holder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice Holder’s rights, powers or remedies. No right, power or remedy conferred by this Note upon Holder shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

7.
Certain Waivers by the Company. Except as expressly provided otherwise in this Note, the Company and every endorser or guarantor, if any, of this Note waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral available to Holder, if any, and to the addition or release of any other party or person primarily or secondarily liable.

Secured Convertible Promissory Note
[Note #____]

8.
Assignment by Holder. If and whenever this Note shall be assigned and transferred, or negotiated, including transfers to substitute or successor trustees, in each case subject to applicable law and an exemption from registration for such transfer, which shall be reasonably approved, and not unreasonably delayed or conditioned by the Company. Notwithstanding the above, the Holder may assign any of its rights under this Note (subject where applicable to federal securities laws), to any Person (including, but not limited to Affiliates or related parties of the Holder), with written notice to the Company and the Company shall have no ability to restrict or condition such assignment (subject where applicable to compliance with applicable federal securities laws).

9.	Amendment. This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

10.
Costs and Fees. Anything else in this Note to the contrary notwithstanding, in any action arising out of this Agreement, the prevailing party shall be entitled to collect from the non-prevailing party all of its attorneys’ fees. For the purposes of this Note, the party who receives or is awarded a substantial portion of the damages or claims sought in any proceeding shall be deemed the “prevailing” party and attorneys’ fees shall mean the reasonable fees charged by an attorney or a law firm for legal services and the services of any legal assistants, and costs of litigation, including, but not limited to, fees and costs at trial and appellate levels.

11.
Governing Law. It is the intention of the parties hereto that the terms and provisions of this Note are to be construed in accordance with and governed by the laws of the State of Texas, except as such laws may be preempted by any federal law controlling the rate of interest which may be charged on account of this Note.

12.
No Third Party Benefit. The provisions and covenants set forth in this Agreement are made solely for the benefit of the parties to this Agreement and are not for the benefit of any other person, except for Frank & McNear, LLC, and no other person shall have any right to enforce these provisions and covenants against any party to this Agreement.

13.
Jurisdiction, Venue and Jury Trial Waiver. The parties hereby consent and agree that, in any actions predicated upon this Note, venue is properly laid in Texas and that the Circuit Court in and for Houston, Texas, shall have full subject matter and personal jurisdiction over the parties to determine all issues arising out of or in connection with the execution and enforcement of this Note.

14.
Interpretation. The term “Company” as used herein in every instance shall include the Company’s successors, legal representatives and assigns, including all subsequent grantees, either voluntarily by act of the Company or involuntarily by operation of law and shall denote the singular and/or plural and the masculine and/or feminine and natural and/or artificial persons, whenever and wherever the contexts so requires or properly applies. The term “Holder” as used herein in every instance shall include the Holder’s successors, legal representatives and assigns, as well as all subsequent assignees, endorsees and holders of this Note (subject to the provisions of this Note providing for transfers and assignments by Holder), either voluntarily by act of the parties or involuntarily by operation of law. Captions and paragraph headings in this Note are for convenience only and shall not affect its interpretation. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders and visa versa. The word “person” includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

Secured Convertible Promissory Note
[Note #____]

15.
WAIVER OF JURY TRIAL. THE COMPANY AND HOLDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS, (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THE COMPANY ACKNOWLEDGES THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT TO THE HOLDER IN EXTENDING CREDIT TO THE COMPANY, THAT THE HOLDER WOULD NOT HAVE EXTENDED SUCH CREDIT WITHOUT THIS JURY TRIAL WAIVER, AND THAT THE COMPANY HAS BEEN REPRESENTED BY AN ATTORNEY OR HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY IN CONNECTION WITH THIS JURY TRIAL WAIVER AND UNDERSTANDS THE LEGAL EFFECT OF THIS WAIVER.

16.
Entire Agreement. This Agreement and the Line of Credit constitutes the sole and only agreement of the parties hereto and supersedes any prior understanding or written or oral agreements between the parties respecting the subject matter hereof.

17.
Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Agreement signed by one Party and faxed or scanned and emailed to another Party (as a PDF or similar image file) shall be deemed to have been executed and delivered by the signing Party as though an original. A photocopy or PDF of this Agreement shall be effective as an original for all purposes.

Secured Convertible Promissory Note
[Note #____]

 IN WITNESS WHEREOF, the Company has caused this Convertible Promissory Note to be executed and delivered by a duly authorized officer as of the date first above written, to be effective as of the effective date set forth above.

LUCAS ENERGY, INC.

By: _________________
Anthony C. Schnur Chief Executive Officer

Secured Convertible Promissory Note
[Note #____]

EXHIBIT A

Conversion Election Form

____________, 20__

Lucas Energy, Inc.

Re:      Conversion of Promissory Note

Gentlemen:

You are hereby notified that, pursuant to, and upon the terms and conditions of that certain Convertible Promissory Note ([Note #___) of Lucas Energy, Inc. (the “Company”), in the initial principal amount of [______________] (as increased from time to time, the “Note”), held by us, we hereby elect to exercise our Conversion Option (as such term in defined in the Note), in connection with $__________ of the amount currently owed under the Note (including $___________ of accrued interest), effective as of the date of this writing, which amount will convert into ________________ shares of the Company’s Common Stock (the “Conversion”), based on the Conversion Price (as defined and described in the Note). In connection with the Conversion, we hereby re-certify, re-confirm and re-warrant the Representations as set forth in that certain Non-Revolving Line of Credit Agreement dated on or around August 30, 2015, and effective August 28, 2015, by and between the Company and [___________] and further confirm and acknowledge that conversion will not result in us exceeding the Beneficial Ownership Percentage set forth in the Note.

Please issue certificate(s) for the applicable shares of the Company’s Common Stock issuable upon the Conversion, in the name of the person provided below.

Very truly yours,

___________________________
Name:

If on behalf of Entity:

Entity Name:______________

Signatory’s Position with Entity: _____________________________

Please issue certificate(s) for Common Stock as follows:
______________________________________________
Name
______________________________________________
Address
______________________________________________
Social Security No./EIN of Shareholder

Please send the certificate(s) evidencing the Common Stock to:

Attn:___________________________________________

Address:________________________________________

Secured Convertible Promissory Note
[Note #____]